UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2023 (February 15, 2023)

EUDA Health Holdings Limited

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-40678	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Pemimpin Drive #12-07

One Pemimpin Singapore 576151

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number including area code: +65 6268 6821

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Ordinary Shares	EUDA	NASDAQ Stock Market LLC
Redeemable Warrants	EUDAW	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of the Chairman of the Board

On February 15, 2023, Mr. Thien Su Gerald Lim, resigned from his position as the Chairman of the Board of Directors (the “Board”) of EUDA Health Holdings Limited (the “Company”), effective immediately. Mr. Lim will continue to serve as a director of the Company, a member of the Audit Committee, and a member of the Corporate Governance and Nominating Committee. Mr. Lim’s resignation from the Chairman position was not a result of any disagreement with the Company regarding its operations, policies or practices.

In conjunction with Mr. Lim’s resignation, Mr. David Francis Capes, a member of the Board, was appointed to serve as Chairman of the Board. In addition to serving as the Chairman of the Board, Mr. Capes remains as Chairman of the Audit Committee, a member of the Corporate Governance and Nominating Committee, and a member of the Compensation Committee.

Appointment of a New Director

As previously disclosed in the Company’s Current Report on Form 8-K filed on January 31, 2023, effective January 25, 2023, Mr. Kim Hing Chan resigned as a member of the Board of Directors of the Company. Mr. Chan’s resignation from the aforementioned position was not a result of any disagreement with the Company regarding its operations, policies or practices.

On February 15, 2023, Mr. Chee Hyong Leonard Chia accepted the appointment to serve as a Class II director of the Company to fill in the vacancy as result of Mr. Chan’s resignation, effective immediately. Mr. Chia has over 30 years of experience in legal practice. Mr. Chia was a co-managing director of Asia Ascent Law Corporation from January 2006 to December 2010, and has been the sole managing director since January 2011. From January 2003 to January 2006, Mr. Chia was the sole proprietor of CCH Leo & Co. From 1997 to 2002, Mr. Chia was a partner in Sterling Law Corporation. Mr. Chia has been a member of Singapore Bar since 1991. He is a Barrister-at-Law and has been a member of the Bar of England and Wales in 1989. Mr. Chia is a member of Law Society of Singapore, Singapore Academy of Law, and the Maritime Law Association of Singapore. Mr. Chia currently also serves as an associate mediator in Singapore Mediation Centre and an associate mediator to the inaugural panel of mediators for the law society mediation scheme of the Law Society of Singapore. Mr. Chia holds a Post Graduate Diploma in Law from City University of London and a Bachelor of Science in business studies from University of Buckingham. The Company believes that Mr. Chia qualified as an independent director.

There is no arrangement or understanding between Mr. Chia and any other person pursuant to which Mr. Chia was selected as a director. Mr. Chia does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or an executive officer. The Board has determined that Mr. Chia is an independent director under applicable Nasdaq rules.

Mr. Chia has agreed to serve as a Class II director until the reelection by the shareholders of the Company or earlier removal or resignation, and not to receive any compensation in connection with his service as a Class II director. The Company has agreed to reimburse his reasonable expenses in connection with his service.

A copy of Mr. Chia’s offer letter is included as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Offer Letter to Mr. Chee Hyong Leonard Chia, dated February 15, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUDA Health Holdings Limited

Date: February 16, 2023	By:	/s/ David Francis Capes
	Name:	David Francis Capes
	Title:	Chairman of the Board